As filed with the Securities and Exchange Commission on February 16, 2023

Registration No. 333-257551

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment Number 2

 to

 FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TPT GLOBAL TECH, INC.
(Exact name of registrant as specified in its charter)

FLORIDA

(State or other jurisdiction of incorporation or organization)

4899

(Primary Standard Industrial Classification Code Number)

81-3903357

(I.R.S. Employer Identification Number)

501 West Broadway, Suite 800, San Diego, CA 92101 / (619) 301-4200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen Thomas, CEO, 501 West Broadway, Suite 800, San Diego, CA 92101 / (619) 301-4200

(Name, address, including zip code, and telephone number, including area code, of agent of service)

Copies of communications to:

Christen Lambert, Attorney at Law

2920 Forestville Rd., Ste 100 PMB 1155

Raleigh, North Carolina 27616

Phone: 919-473-9130

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)

Common stock to be offered for resale by selling stockholders	75,000,000	$0.0134	$1,006,500	$109.81	(3)(4)

______________________

(1)	Consists of up to 75,000,000 shares of common stock to be sold to White Lion Capital, LLC under the Purchase Agreement dated May 28, 2021.
(2)

Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 ("the Securities Act") based on the average of the 5-day average of the high and low prices of the common stock on July 8, 2021 as reported on the OTCQB.

(3)

Based on the average price per share of $0.0134 for TPT Global Tech, Inc.’s common stock on July 8, 2021 as reported by the OTC Markets Group. The fee is calculated by multiplying the aggregate offering amount by .0001091, pursuant to Section 6(b) of the Securities Act of 1933.

(4)	Previously paid $118.65 as part of original filing.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

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DEREGISTRATION OF SECURITIES

In accordance with its undertakings, TPT Global Tech, Inc. (“Issuer”) hereby removes from registration by means of this post-effective amendment all of the securities being registered which remain unsold as the offering has been terminated. The shares removed from registration include all remaining shares under the Purchase Agreement. 29,000,000 shares were sold under the Registration Statement and 46,000,000 shares remain unsold. The Issuer is withdrawing the 46,000,000 shares from registration because the Issuer does not intend to sell any further shares to Purchaser under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly authorized this amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, State of California on February 16, 2023.

TPT GLOBAL TECH, INC.

/s/ Stephen J. Thomas, III	February 16, 2023
Stephen J. Thomas, III
(Chief Executive Officer, President, and Chairman of the Board and Principal Executive Officer)

/s/ Gary L. Cook	February 16, 2023
Gary L. Cook
(Chief Financial Officer and Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

/s/ Stephen J. Thomas, III	February 16, 2023
Stephen J. Thomas, III, Chief Executive Officer, President and Chairman of the Board

/s/ Gary L. Cook	February 16, 2023
Gary L. Cook, Chief Financial Officer

/s/ Richard Eberhardt	February 16, 2023
Richard Eberhardt, Director

/s/ Arkady Shkolnik	February 16, 2023
Arkady Shkolnik, Director

/s/ Reginald Thomas	February 16, 2023
Reginald Thomas, Director

/s/ John F. Wharton	February 16, 2023
John F. Wharton, Director

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